Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form SB-2 (File No. 333-131660) of our report (which report contained an explanatory paragraph with regard to the Company's ability to continue as a going concern) dated March 26, 2007, on our audits of the consolidated financial statements of Roo Group, Inc. We also consent to the references to our firm under the caption "Experts."

/s/ MOORE STEPHENS, P.C.
Certified Public Accountants

New York, New York
April 17, 2007